**CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM**

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cadence Resources Corporation, of our report dated February 24, 2006 relating to the consolidated financial statements of Cadence Resources Corporation as of December 31, 2005 and 2004 and for each of the years then ended, and to all references to our firm appearing in such Registration Statement.

**RACHLIN COHEN & HOLTZ LLP**

Miami, Florida
May 10, 2006